Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter 2023 Results, Including Record Revenue and Adjusted EBITDA(1), Releases 2024 Financial Guidance and Forms a New Digital Health Reporting Segment

•	Revenue increased 9.5% to a record $420.4 million in the fourth quarter of 2023 from $383.9 million in the fourth quarter of 2022; Excluding Revenue from the Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Center reporting segment in the fourth quarter of 2023 was $415.3 million, an increase of 8.6% from last year’s fourth quarter

•	Excluding losses from the AI reporting segment, Adjusted EBITDA(1) from the Imaging Center reporting segment was a record $68.3 million as compared with $61.6 million in the fourth quarter of 2022, an increase of 11.0%

•	Adjusting for unusual or one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.20 for the fourth quarter of 2023; This compares with Adjusted Earnings Per Share(3) of $0.11 for the fourth quarter of 2022

•	Aggregate procedural volumes increased 7.9% and same-center procedural volumes increased 5.5% compared with the fourth quarter of 2022

•	Fourth Quarter AI revenue was $5.1 million, an increase of 278.4% from the fourth quarter of 2022

•	RadNet announces the formation of a Digital Health financial reporting segment by combining its software and informatics businesses with its AI operations

•	Announced earlier this week, RadNet has signed a definitive agreement to enter the Houston, Texas market through a platform acquisition consisting of seven imaging centers

•	RadNet announces 2024 guidance ranges, anticipating increases in Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) for 2024 over 2023 in both the Imaging Center and Digital Health reporting segments; Within the Digital Health reporting segment, AI Revenue is expected to increase over 65% from 2023 and AI Adjusted EBITDA(1) is projected to achieve break-even by year end 2024

LOS ANGELES, California, February 29, 2024 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 366 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2023.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Record Revenue and Adjusted EBITDA(1) in the fourth quarter enabled us to exceed our 2023 full-year revised guidance ranges, ranges that were increased several times throughout 2023. The performance was the result of a continuation of strong industry trends and execution on a multi-pronged growth strategy focused on driving same-center performance, the expansion of existing and establishment of new health system partnerships and investments made in de novo imaging centers and newer technologies (including equipment, software and AI that drive improved throughput and efficiency). In the fourth quarter, the core Imaging Center segment experienced same-center procedural volume growth of 5.5%, Revenue growth of 8.6% and Adjusted EBITDA(1) growth of 11.0% as compared with the fourth quarter of 2022. Adjusted EBITDA(1) margins in the Imaging Center segment improved in the fourth quarter of 2023 relative to 2022 by 30 basis points, from 16.1% to 16.4%.”

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“During 2023, we carefully managed liquidity and financial leverage. This was highlighted with our completion of a successful stock offering in June of 2023, adding approximately $245 million of net proceeds to our balance sheet and enabling a discretionary debt repayment of $30 million in October 2023. As a result of these actions and a focus on margins and Adjusted EBITDA(1) growth, at year-end 2023, net debt to Adjusted EBITDA(1) fell below 2.0x. Liquidity at the end of 2023 remained strong, with a $342 million cash balance and Days Sales Outstanding (DSO’s) of 32.0, which we believe to be among the best in the industry,” added Dr. Berger.

“The demand for diagnostic imaging remains robust moving into 2024. Our solid financial position and multifaceted operating model have presented us with opportunities to expand our business, particularly through the construction of new centers to meet the growing demand and utilization in our target markets. We project to open approximately a dozen new facilities during 2024, and believe these sites should be positive contributors to our performance. Additionally, we expect to continue expanding existing health system joint ventures and partnerships and establish new ones during 2024, explained Dr. Berger.”

“Earlier this week, we were pleased to announce a new platform acquisition in Houston, which represents our first new geographic expansion since 2020. The Houston metropolitan marketplace, encompassing about 7.3 million people, is the fourth most populous city and the second fastest growing metropolitan area in the United States. In our commitment to improving and expanding patient access and services, we will look to grow in this market in various ways, including through de novo build-outs, health system partnerships and introducing our AI and leading edge clinical and operating digital health solutions. In the future, we may enter additional new markets when conditions and opportunities support such moves,” added Dr. Berger.

Dr. Berger concluded, “We remain enthusiastic about the initiatives in information technology and digital health. These include migrating our proprietary software solutions to the cloud, creating the new DeepHealth OS suite of solutions, new projects leveraging generative AI to improve operating efficiency and lower costs and the expansion of AI-enhanced programs in breast, lung and prostate screening domestically and abroad. The AI Revenue almost tripled in 2023 as compared with 2022, and if the continued implementation of the Enhanced Breast Cancer Diagnostic (EBCD) screening mammography program progresses as planned, AI Revenue could almost double in 2024 relative to 2023.”

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2023, RadNet reported Revenue from its Imaging Center reporting segment of $415.3 million and Adjusted EBITDA(1) of $68.3 million, which excludes Revenue and Adjusted EBITDA(1) Losses from the AI reporting segment. As compared with last year’s fourth quarter, Revenue increased $32.8 million (or 8.6%) and Adjusted EBITDA(1) increased $6.7 million (or 11.0%).

Including our AI reporting segment, total company Revenue was $420.4 million in the fourth quarter of 2023, an increase of 9.5% from $383.9 million in last year’s fourth quarter. Including the Adjusted EBITDA(1) losses of the AI reporting segment of $2.5 million in the fourth quarter of 2023 and $4.3 million in the fourth quarter of 2022, total company Adjusted EBITDA(1) was $65.8 million in the fourth quarter of 2023 and $57.2 million in the fourth quarter of 2022, a growth of 15.0%.

On an unadjusted basis, for the fourth quarter of 2023, RadNet reported a Net Loss of $1.9 as compared with a net loss of $934,000 for the fourth quarter of 2022. Net Loss Per Share for the fourth quarter of 2023 was $(0.03), compared with a Net Loss per share of $(0.02) in the fourth quarter of 2022, based upon a weighted average number of diluted shares outstanding of 67.9 million shares in 2023 and 57.0 million shares in 2022.

Adjusting for a number of unusual or one-time items impacting the fourth quarter of 2023, Adjusted Earnings(3) from the Imaging Center reporting segment was $13.7 million and diluted Adjusted Earnings Per Share(3) was $0.20 during the fourth quarter of 2023 as compared with $0.11 during the fourth quarter of 2022.

The unusual or one-time items impacting the fourth quarter of 2023 excluded in calculating Adjusted Earnings(3) were as follows: $7.2 million of non-cash loss from interest rate swaps (excluding the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income); $621,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $880,000 expense related to leases for de novo facilities under construction that have yet to open their operations; $222,000 acquisition transaction costs; $429,000 gain from a valuation adjustment for contingent consideration related to acquisitions; $1.3 million of non-capitalized research and development investment in DeepHealth Cloud OS and generative AI; $5.1 million loss on lease abandonment; and $5.0 million of pre-tax losses related to our AI reporting segment.

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Also, affecting Net Income in the fourth quarter of 2023 were certain non-cash expenses and unusual items including: $5.4 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.0 million loss on the disposal of certain capital equipment; and $747,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the fourth quarter of 2023, as compared with the prior year’s fourth quarter, MRI volume increased 13.2%, CT volume increased 11.3% and PET/CT volume increased 18.5%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.9% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2023 and 2022, MRI volume increased 10.8%, CT volume increased 8.2% and PET/CT volume increased 17.4%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.5% over the prior year’s same quarter.

Annual Report:

For full-year 2023, RadNet reported Revenue from its Imaging Center reporting segment of $1,604 million and Adjusted EBITDA(1) Excluding Losses from the AI reporting segment of $245.1 million. In 2023, Revenue increased $178.5 million (or 12.5%) and Adjusted EBITDA(1) increased $36.1 million (or 17.2%) as compared with 2022.

Including our AI reporting segment Revenue of $12.5 million, total company Revenue was $1,617 million for full-year 2023, an increase of 13.0% from $1,430 million in 2022. Including Adjusted EBITDA(1) losses from the AI segment of $12.8 million, total company Adjusted EBITDA(1) for 2023 was $232.3 million as compared with $192.5 million in 2022, an increase of 20.7%.

For 2023, RadNet reported Net Income of $3.0 million, a decrease of approximately $7.6 million over 2022. Per share diluted Net Income for the full year of 2023 was $0.05, compared to a diluted Net Income per share of $0.17 in 2022 (based upon a weighted average number of diluted shares outstanding of 64.7 million in 2023 and 57.3 million in 2022).

Affecting Net Income in 2023 were certain non-cash expenses and unusual items including: $8.2 million of non-cash loss from interest rate swaps; $3.8 million of severance paid in connection with headcount reductions related to cost savings initiatives; $3.6 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $22.6 million of pre-tax losses related to our AI reporting segment; $26.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $2.2 million loss on the disposal of certain capital equipment; $5.1 million of lease abandonment charges; and $16.8 million gain from the contribution of imaging centers into a joint venture; $1.3 million of non-capitalized research and development investment in DeepHealth Cloud OS and generative AI; $4.0 million non-cash charge for intangible adjustments; $4.1 million non-cash gain on contingent consideration; $3.0 million of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

Actual 2023 Results vs. 2023 Guidance

The following compares the Company’s 2023 performance with previously announced guidance levels:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q3 Results	2023 Actual Results

Total Net Revenue	$1,525 - $1,575 million	$1,575 - $1,610 million	$1,604.2 million
Adjusted EBITDA(1)	$220 - $230 million	$235 - $245 million	$245.2 million
Capital Expenditures(a)	$105 - $115 million	$115 - $125 million	$153.0 million
Cash Interest Expense(c)	$35 - $40 million	$45 - $50 million	$38.3 million
Free Cash Flow (b)(2)	$70 - $80 million	$65 - $75 million	$53.9 million

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Artificial Intelligence Segment

	Original Guidance Range	Revised Guidance Range After Q3 Results	2023 Actual Results

Total Net Revenue	$16 - $18 million	$11 - $13 million	$12.5 million
Adjusted EBITDA(1)	$(9) - $(11) million	$(11) - $(13) million	$(12.8) million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, New Jersey Imaging Network capital expenditures of $18.6 million, a $19.8 million one-time purchase with a promissory note of equipment previously leased under operating leases and a $5 million purchase of software and other intellectual property from a vender.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Interest Expense.
(c)	Excludes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

Formation of New Digital Health Reporting Segment

For its 2024 fiscal year, RadNet is changing its operating segments, which will impact reportable segments. Specifically, the eRAD Radiology Information Systems (RIS) and Picture Archiving and Communication Systems (PACS) and related health informatics businesses that were reported as part of the Imaging Center reportable segment through 2023, will now be combined with the Artificial Intelligence reportable segment through 2023 to form a new Digital Health financial reportable segment for 2024. With respect to 2023, the eRAD financial results embedded in the Imaging Center segment consisted of $37.1 million of Revenue, $16.4 million of Operating Expenses and $20.7 million of Adjusted EBITDA(1).

Below, we illustrate what 2023 selected operating results would have been if RadNet had operated under the two new reporting segments – Imaging Center and Digital Health:

	2023 Imaging Center Segment Including eRAD Businesses	2023 eRAD Businesses	2023 Imaging Center Segment Excluding eRAD Businesses

Total Net Revenue	$1,604.2 million	$37.1 million	$1,567.1 million
Adjusted EBITDA(1)	$245.2 million	$20.7 million	$224.5 million
Capital Expenditures(a)	$153.0 million	$1.2 million	$151.8 million
Cash Interest Expense(c)	$38.3 million	$0 million	$38.3 million
Free Cash Flow(b)	$53.9 million	$19.5 million	$34.4 million

	2023 AI Segment	2023 eRAD Businesses	2023 Digital Health Segment (AI+eRAD Businesses)

Total Net Revenue	$12.5 million	$37.1 million	$49.6 million
Adjusted EBITDA(1)	$(12.8) million	$20.7 million	$7.9 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, New Jersey Imaging Network capital expenditures of $18.6 million, a $19.8 million one-time purchase with a promissory note of equipment previously leased under operating leases in 2023 and a $5 million purchase of software and other intellectual property from a vender in 2023.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Interest Expense.
(c)	Excludes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

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2024 Guidance

RadNet reports 2024 guidance ranges as follows:

Imaging Center Segment

	2023 Actual Results Restated for New Imaging Center Segment	2024 Guidance Range	2023-2024 Implied Growth

Total Net Revenue	$1,567.1 million	$1,650 - $1,700 million	5.3% - 8.5%
Adjusted EBITDA(1)	$224.5 million	$250 - $260 million	11.4% - 15.8%
Capital Expenditures(a)	$151.8 million	$125 - $135 million
Cash Interest Expense(c)	$38.3 million	$40 - $45 million
Free Cash Flow(b)	$34.4 million	$65 - $75 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests and New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Interest Expense.
(c)	Excludes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

Digital Health Segment

	2023 Actual Results Restated For New Digital Health Segment	2024 Guidance Range	2023-2024 Implied Growth

Total Net Revenue	$49.6 million	$60 - $70 million	21.0% - 41.2%

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$7.9 million	$12 - $14 million	51.4% - 76.6%

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$1.4 million	$11 - $13 million

Capital Expenditures	$1.2 million	$3 - $5 million

Free Cash Flow(a) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$6.7 million	$8 - $10 million

Free Cash Flow(a) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$5.3 million	$(2) - $(5) million

(a)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Interest Expense.

Dr. Berger noted, “We are particularly excited to announce the formation of the Digital Health reporting segment. This new segment combines our informatics businesses (eRAD and related solutions) with our AI operations. While the software solutions of this operating segment are critical to the success of the imaging center business, the Digital Health segment has over 500 outside customers and has its own unique opportunities for growth and expansion. We have conviction that the Digital Health solutions can positively impact how radiology and imaging are practiced, and we have attracted experienced talent to lead this new segment who have successfully developed, commercialized and sold imaging-related information technology solutions in the past.”

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Dr Berger added, “Taking into account all the current initiatives in progress within both operating segments, our guidance reflects significant growth in 2024. Within the Imaging Center segment, we expect to benefit from a continued focus on same-center performance, tuck-in acquisitions, increased reimbursement, expanded and new health system joint ventures and de novo center openings. Combining these opportunities with diligent expense management, we are projecting to drive double digit growth in Imaging Center Adjusted EBITDA(1) in 2024. As a result, despite a continued commitment to capital expenditures in 2024, primarily on de novo center openings, we anticipate doubling our free cash flow as compared with 2023 results from our core Imaging Center segment.”

“Within the new Digital Health segment, we are expecting significant growth in 2024 primarily from anticipated incremental AI revenue from both the continued Enhanced Breast Cancer Detection (EBCD) implementation and from our lung and prostate AI licensing business, particularly in Europe. We further anticipate that by year end 2024, our AI businesses will collectively be on a run-rate of positive Adjusted EBITDA(1). Our guidance also reflects the substantial investment we are making in the development of our DeepHealth OS cloud-based operating system and the generative AI modules that could lower our costs and increase efficiency in the areas of patient scheduling, pre-authorization, insurance verification and revenue cycle. We believe this research and development investment will pay dividends both in our core imaging center business and for the current and future customers outside of RadNet.” concluded Dr. Berger.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call tomorrow, March 1st, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2023 fourth quarter and year-end results.

Conference Call Details:

Date: Friday, March 1, 2024

Time: 10:30 a.m. ET

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1657167&tp_key=5b49295358 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10186577.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 366 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of approximately 9,700 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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•	changes in general economic conditions nationally and regionally in the markets in which we operate, including their effects on the cost and availability of labor;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$342,570	$127,834
Accounts receivable	163,707	166,357
Due from affiliates	25,342	18,971
Prepaid expenses and other current assets	47,657	54,022
Total current assets	579,276	367,184
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	604,401	565,961
Operating lease right-of-use assets	596,032	603,524
Total property, plant, equipment and right-of-use assets	1,200,433	1,169,485
OTHER ASSETS
Goodwill	679,463	677,665
Other intangible assets	90,615	106,228
Deferred financing costs	1,643	2,280
Investment in joint ventures	92,710	57,893
Deposits and other	46,333	53,172
Total assets	$2,690,473	$2,433,907

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$342,940	$369,595
Due to affiliates	15,910	23,100
Deferred revenue	4,647	4,021
Current operating lease liability	55,981	57,607
Current portion of notes payable	17,974	12,400
Total current liabilities	437,452	466,723
LONG-TERM LIABILITIES
Long-term operating lease liability	605,097	604,117
Notes payable, net of current portion	812,068	839,344
Deferred tax liability, net	15,776	9,256
Other non-current liabilities	6,721	23,015
Total liabilities	1,877,114	1,942,455
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 67,956,318 and 57,723,125 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	7	6
Additional paid-in-capital	722,750	436,288
Accumulated other comprehensive loss	(12,484)	(20,677)
Accumulated deficit	(79,578)	(82,622)
Total RadNet, Inc.'s stockholders equity	630,695	332,995
Noncontrolling interests	182,664	158,457
Total equity	813,359	491,452
Total liabilities and equity	$2,690,473	$2,433,907

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Years Ended December 31,
	2023	2022	2021

REVENUE
Service fee revenue	$1,463,197	$1,278,016	$1,166,743
Revenue under capitation arrangements	153,433	152,045	148,334
Total service revenue	1,616,630	1,430,061	1,315,077
Provider relief funding	–	–	9,110
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	1,395,239	1,264,346	1,123,274
Lease abandonment charges	5,146	–	19,675
Depreciation and amortization	128,391	115,877	96,694
(Gain) on contribution of imaging centers into joint venture	(16,808)	–	–
Loss (gain) on sale and disposal of equipment and other	2,187	2,529	1,246
Severance costs	3,778	946	744
Total operating expenses	1,517,933	1,383,698	1,241,633
INCOME (LOSS) FROM OPERATIONS	98,697	46,363	82,554
OTHER INCOME AND EXPENSES
Interest expense	64,483	50,841	48,830
Equity in earnings of joint ventures	(6,427)	(10,390)	(10,967)
Non-cash change in fair value of interest rate hedge	8,185	(39,621)	(21,670)
Debt restructuring and extinguishment expenses	–	731	6,044
Other expenses (income)	(6,354)	1,833	1,438
Total other expense (income)	59,887	3,394	23,675
INCOME (LOSS) BEFORE INCOME TAXES	38,810	42,969	58,879
Provision for income taxes	(8,473)	(9,361)	(14,560)
NET INCOME (LOSS)	30,337	33,608	44,319
Net income (loss) attributable to noncontrolling interests	27,293	22,958	19,592
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$3,044	$10,650	$24,727

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$0.19	$0.47

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$0.17	$0.46
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	63,580,059	56,293,336	52,496,679
Diluted	64,658,299	57,320,870	53,421,033

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Years Ended December 31,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Netincome (loss)	$30,337	$33,608	$44,319
Adjustments to reconcile net incometo net cash provided by operating activities:
Depreciation and amortization	128,391	115,877	96,694
Amortization of operating right-of-use assets	61,102	68,847	73,967
Non-cash portion for amortization of operating lease right-of-use assets and related charges due to facilities abandonment	5,146	–	19,675
Equity in earnings of joint ventures	(6,427)	(10,390)	(10,967)
Distributions from joint ventures	15,603	4,438	4,707
Amortization and write off of deferred financing costs and loan discount	2,987	2,693	3,254
(Gain) on contribution of imaging centers into joint venture	(16,808)	–	–
Loss on sale and disposal of equipment	2,187	2,529	1,246
Gain on extinguishment of debt	–	–	1,496
Loss on impairment	3,949	–	–
Amortization of cash flow hedge	3,576	3,687	3,695
Non-cash change in fair value of interest rate hedge	8,185	(39,621)	(21,670)
Stock-based compensation	26,785	23,770	25,203
Change in value of contingent consideration	(3,880)	(325)	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	2,650	(30,078)	(5,890)
Other current assets	(8,441)	(3,327)	(15,777)
Other assets	(1,484)	(12,166)	662
Deferred taxes	6,056	13,356	19,834
Operating lease liability	(54,763)	(68,943)	(72,553)
Deferred revenue	626	(7,316)	(28,319)
Accounts payable, accrued expenses and other	15,086	49,778	9,915
Net cash provided by operating activities	220,863	146,417	149,491
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging centers and other operations	(10,918)	(129,961)	(77,691)
Purchase of property and equipment	(176,600)	(119,451)	(137,874)
Purchase of intangible assets	–	–	(5,130)
Proceeds from sale of equipment	83	3,904	625
Equity contributions in existing and purchase of interest in joint ventures	(14,035)	(1,441)	(1,441)
Net cash used in investing activities	(201,470)	(246,949)	(221,511)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(2,930)	–	(3,302)
Payments on senior notes	(41,063)	(53,750)	(619,529)
Additional deferred finance costs on revolving loan amendment	–	–	(938)
Proceeds from debt issuance, net of issuance costs	–	147,996	717,307
Distributions paid to noncontrolling interests	(5,972)	(893)	(2,426)
Proceeds from sale of noncontrolling interest	–	–	13,073
Proceeds from revolving credit facility	–	–	128,300
Payments on revolving credit facility	–	–	(128,300)
Sale of non-controlling interests	5,121	–	–
Payments on contingent consideration	(5,495)	–	–
Proceeds from issuance of stock	245,832	–	–
Proceeds from issuance of common stock upon exercise of options	142	294	488
Net cash provided by (used in)financing activities	195,635	93,647	104,673
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(292)	113	(65)
NET INCREASE IN CASH AND CASH EQUIVALENTS	214,736	(6,772)	32,588
CASH AND CASH EQUIVALENTS, beginning of period	127,834	134,606	102,018
CASH AND CASH EQUIVALENTS, end of period	$342,570	$127,834	$134,606
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$64,695	$39,151	$29,042
Cash paid during the period for income taxes	$1,587	$587	$1,950

10

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended December 31,
	2023	2022

REVENUE
Service fee revenue	$384,932	$346,197
Revenue under capitation arrangements	35,451	37,679
Total service revenue	420,383	383,876
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	356,592	329,589
Lease abandonment charges	5,146	–
Depreciation and amortization	32,686	30,668
(Gain) on contribution of imaging centers into joint venture	–	–
Loss (gain) on sale and disposal of equipment and other	1,002	1,567
Severance costs	621	450
Total operating expenses	396,047	362,274
INCOME (LOSS) FROM OPERATIONS	24,336	21,602
OTHER INCOME AND EXPENSES
Interest expense	16,607	15,443
Equity in earnings of joint ventures	(2,492)	(2,040)
Non-cash change in fair value of interest rate hedge	7,236	(45)
Debt restructuring and extinguishment expenses	–	731
Other expenses (income)	(3,745)	269
Total other expense (income)	17,606	14,358
INCOME (LOSS) BEFORE INCOME TAXES	6,730	7,244
Provision for income taxes	(732)	(2,274)
NET INCOME (LOSS)	5,998	4,970
Net income (loss) attributable to noncontrolling interests	7,856	5,903
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(1,858)	$(933)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.03)	$(0.02)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.03)	$(0.02)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	67,904,999	57,040,622
Diluted	67,904,999	57,040,622

11

RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income (loss) attributable to Radnet, Inc. common stockholders	$(1,858)	$(933)	$3,044	$10,650
Income taxes	732	2,274	8,473	9,361
Interest expense	16,607	15,443	64,483	50,841
Severance costs	621	450	3,778	946
Depreciation and amortization	32,686	30,668	128,391	115,877
Non-cash employee stock-based compensation	5,404	4,658	26,785	23,770
(Gain) loss on sale and disposal of equipment and other	1,002	1,567	2,187	2,529
Non-cash change in fair value of interest rate hedge	7,236	(45)	8,185	(39,621)
Debt restructuring and loss on extinguishment expenses	–	731	–	731
Gain on contribution of imaging centers into joint venture	–	–	(16,808)	–
Other expenses	(3,745)	269	(6,354)	1,833
Lease abandonment charges	5,146	–	5,146	–
Legal settlements	–	–	–	2,197
Non-cash change to contingent consideration	(429)	47	(4,075)	47
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	1,308	–	1,308	–
Change in estimate related to refund liability	–	–	–	8,089
Acquisition transaction costs	222	927	222	927
Acquisition related non-cash intangible adjustment	–	–	3,950	–
Non-operational rent expenses	880	1,177	3,629	4,297

Adjusted EBITDA Including EBITDA Losses from AI Segment	$65,812	$57,233	$232,344	$192,474

EBITDA Losses from AI Segment	2,483	4,320	12,764	16,575

Adjusted EBITDA excluding EBITDA Losses from AI Segment	$68,295	$61,553	$245,108	$209,049

12

RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2023	2022

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(1,858)	$(933)

Add severance costs	621	450
Add loss on lease abandonment/impairment	5,146	–
Add debt restructuring and loss on extinguishment expenses	–	731
Add non-operational rent expenses (i)	880	1,177
Add AI Segment losses (iv)	4,973	6,060
Add acquisition transaction costs	222	927
Add valuation adjustment for contingent consideration	(429)	47
Add Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	1,308	–
Add/Subtract non-cash change in fair value of swap valuation (ii)	7,236	(45)
Total adjustments - loss (gain)	19,957	9,347
Subtract tax impact of Adjustments (iii)	4,357	2,031

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	15,600	7,316

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	13,742	6,383

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	68,895,322	58,164,555

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.20	$0.11

(i)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(ii)	Impact from the change in fair value of the swaps during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.

(iii)	Tax effected using 21.83% and 21.73% blended federal and state effective tax rate for 2023 and 2022, respectively.
(iv)	Represents pre-tax net losses before income taxes from Artificial Intelligence reporting segment.

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PAYOR CLASS BREAKDOWN

Fourth Quarter
2023

Commercial Insurance	58.0%
Medicare	22.8%
Capitation	8.4%
Medicaid	2.9%
Workers Compensation/Personal Injury	2.8%
Other	5.0%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Fourth Quarter	Full Year	Full Year	Full Year
	2023	2023	2022	2021

MRI	36.9%	36.8%	36.8%	36.0%
CT	16.6%	16.8%	17.5%	17.2%
PET/CT	6.3%	6.4%	5.8%	5.5%
X-ray	6.3%	6.5%	6.7%	3.9%
Ultrasound	12.9%	12.9%	12.6%	12.7%
Mammography	16.5%	16.0%	15.3%	16.1%
Nuclear Medicine	0.7%	0.8%	0.9%	1.0%
Other	3.8%	3.9%	4.5%	4.6%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Fourth Quarter	Fourth Quarter
	2023	2023

MRI	398,625	352,009
CT	237,937	213,716
PET/CT	15,825	13,359
Nuclear Medicine	8,120	8,550
Ultrasound	617,301	578,238
Mammography	483,687	459,068
X-ray and Other	804,225	752,055

Total	2,565,720	2,376,995

* Volumes include wholy owned and joint venture centers.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision, pre-tax loss or gain from AI segment and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

15